Exhibit 99.1

Electronics & Software Segment

Combined Carve-Out Financial Statements as of and for the Year Ended December 31, 2020

To the Board of Directors of

Communications Systems, Inc. and Subsidiaries

Report on the Combined Carve-Out Financial Statements

We have audited the accompanying combined carve-out financial statements of the Electronics & Software Segment of Communications Systems, Inc. (“E&S” or the “Companies”), which comprise the combined carve-out balance sheet as of December 31, 2020, and the related combined carve-out statements of operations, changes in net investment, and cash flows for the year then ended, and the related notes to the combined carve-out financial statements.

Management’s Responsibility for the Combined Carve-Out Financial Statements

Management is responsible for the preparation and fair presentation of these combined carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined carve-out financial statements based on our audit. We conducted our audit in accordance with auditing standards general accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined carve-out financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Electronics & Software Segment of Communications Systems, Inc. as of December 31, 2020 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

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Emphasis of Matter

As discussed in Note 1, the accompanying combined carve-out financial statements reflect the assets, liabilities, revenue, and expenses directly attributable to the carved out entities, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in net investment, and cash flows in the combined carve-out financial statements. Our opinion is not modified with respect to this matter.

/s/ Baker Tilly US, LLP

Minneapolis, Minnesota

August 10, 2021

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ELECTRONICS & SOFTWARE SEGMENT

OF COMMUNICATIONS SYSTEMS, INC.

COMBINED CARVE-OUT BALANCE SHEET

December 31
2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$302,509
Trade accounts receivable, net	5,775,422
Inventories, net	8,560,616
Other current assets	439,518
TOTAL CURRENT ASSETS	15,078,065

PROPERTY, PLANT AND EQUIPMENT, net	190,299
OTHER ASSETS:
Deferred income taxes	1,197,966
Operating lease right of use asset	129,164
TOTAL OTHER ASSETS	1,327,130
TOTAL ASSETS	$16,595,494

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,669,166
Accrued compensation and benefits	1,039,619
Operating lease liability	86,310
Other accrued liabilities	1,205,864
Income taxes payable	1,440,918
TOTAL CURRENT LIABILITIES	5,441,877
LONG TERM LIABILITIES:
Uncertain tax positions	99,596
Operating lease liability	29,611
TOTAL LONG-TERM LIABILITIES	129,207

NET INVESTMENT IN ELECTRONICS & SOFTWARE	11,024,410
TOTAL LIABILITIES AND E&S NET INVESTMENT	$16,595,494

See accompanying Notes to Combined Carve-Out Financial Statements

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ELECTRONICS & SOFTWARE SEGMENT

OF COMMUNICATIONS SYSTEMS, INC.

COMBINED CARVE-OUT STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

Twelve Months Ended
December 31, 2020

Sales	$34,495,984
Cost of sales	19,606,468
Gross profit	14,889,516
Operating expenses:
Selling, general and administrative expenses	13,917,278
Operating income	972,238
Other income (expenses):
Investment and other expense	(10,289)
Gain on sale of assets	209
Other expense, net	(10,080)
Operating income before income taxes	962,158
Income tax expense	483,150
Net income	479,008

Other comprehensive income, net of tax:
Foreign currency translation adjustment	9,648
Comprehensive income	$488,656

See accompanying Notes to Combined Carve-Out Financial Statements

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ELECTRONICS & SOFTWARE SEGMENT

OF COMMUNICATIONS SYSTEMS, INC.

COMBINED CARVE-OUT STATEMENT OF CHANGES IN NET INVESTMENT

		Accumulated
		Other
	Retained	Comprehensive
	Earnings	Loss	Total
BALANCE AT DECEMBER 31, 2019	$13,180,194	$(708,552)	$12,471,642
Net income	479,008	–	479,008
Noncash contributions from CSI	146,705	–	146,705
Distributions to CSI	(2,082,593)	–	(2,082,593)
Other comprehensive income	–	9,648	9,648
BALANCE AT DECEMBER 31, 2020	$11,723,314	$(698,904)	$11,024,410

See accompanying Notes to Combined Carve-Out Financial Statements

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ELECTRONICS & SOFTWARE CARVE-OUT

OF COMMUNICATIONS SYSTEMS, INC.

COMBINED CARVE-OUT STATEMENT OF CASH FLOWS

Twelve Months Ended
December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$479,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154,269
Share based compensation	124,448
Deferred taxes	231,832
Gain on sale of assets	(209)
Changes in assets and liabilities:
Trade accounts receivable, net	4,144,854
Inventories, net	(98,084)
Other assets, net	310,825
Accounts payable	(1,676,203)
Accrued compensation and benefits	(973,081)
Other accrued liabilities	(822,127)
Income taxes payable	251,242
Net cash provided by operating activities	2,126,774
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(80,627)
Proceeds from the sale of property, plant and equipment	3,000
Net cash used in investing activities	(77,627)
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in CSI net investment	(2,082,593)
Net cash used in financing activities	(2,082,593)
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	38,143
NET INCREASE IN CASH AND CASH EQUIVALENTS	4,697
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	297,812
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$302,509

See accompanying Notes to Combined Carve-Out Financial Statements

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ELECTRONICS & SOFTWARE SEGMENT OF COMMUNICATIONS SYSTEMS, INC.

NOTES TO COMBINED CARVE-OUT FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: Electronics & Software (“E&S”) is a segment of Communications Systems, Inc. (“CSI”, the “Company”, or “we”), a Minnesota corporation that was organized in 1969. E&S designs, develops and sells Intelligent Edge solutions that provide connectivity and power through Power over Ethernet (“PoE”) products and actionable intelligence to end devices in an Internet of Things (“IoT”) ecosystem through embedded and cloud-based management software. In addition, this segment continues to generate revenue from its traditional products consisting of media converters, Network Interface Cards (“NICs”), and Ethernet switches that offer the ability to affordably integrate the benefits of fiber optics into any data network.

On April 28, 2021, CSI entered into a securities purchase agreement with Lantronix, pursuant to which CSI has agreed, subject to specified terms and conditions, including approval of the transaction by its shareholders at a special meeting, to sell to Lantronix all of the issued and outstanding shares of our wholly-owned subsidiary, Transition Networks, Inc., and the entire issued share capital of our wholly-owned subsidiary, Transition Networks Europe Limited, which includes subsidiary Net2Edge Limited. On August 2, 2021, CSI and Lantronix completed the sale by CSI to Lantronix pursuant to the securities purchase agreement dated April 28, 2021.

The combined carve-out financial statements and footnotes herein contain only the operations of the E&S Segment.

Basis of Presentation: The accompanying combined carve-out financial statements as of and for the year ended December 31, 2020, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the only those balances related to the E&S Segment.

The financial information included herein was derived from the consolidated financial statements and accounting records of CSI and may not necessarily reflect the combined financial position, results of operations and cash flows of the E&S Segment in the future or what they would have been had the E&S Segment operated as a separate, stand-alone entity during the periods presented. The combined carve-out financial statements of the E&S Segment include all of the assets, liabilities, revenue, expenses, and cash flows of the E&S Segment, as well as expense allocations deemed reasonable by management, to present the combined carve-out financial position, results of operations and cash flows of the E&S Segment on a stand-alone basis. The combined carve-out financial statements only include assets and liabilities that are specifically attributable to the E&S Segment. Management believes expense allocations are reasonable; however, they may not be indicative of the actual level of expense that would have been incurred by the E&S Segment if these operations had operated as a separate, standalone entity or of the costs expected to be incurred in the future. Refer to Note 10 for further information related to expense allocation methodologies.

All intercompany accounts and transactions have been eliminated in preparing the combined carve-out financial statements of the E&S Segment.

Use of Estimates: The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company uses estimates based on the best information available in recording transactions and balances resulting from operations. Actual results could differ from those estimates. The Company’s estimates consist principally of reserves for doubtful accounts, sales returns, warranty costs, asset impairment evaluations, accruals for compensation plans, lower of cost or market inventory adjustments, provisions for income taxes and deferred taxes, and depreciable lives of fixed assets.

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Cash and cash equivalents: For purposes of the condensed combined carve-out statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Refer to Note 10 for further information related to cash management.

Inventories: Inventories are stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method. Provision to reduce inventories to the lower of cost or net realizable value is made based on a review of excess and obsolete inventories, estimates of future sales, examination of historical consumption rates and the related value of component parts.

Property, plant and equipment: Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method. Depreciation included in cost of sales and selling, general and administrative expenses was $154,000 for 2020. Maintenance and repairs are charged to operations and additions or improvements are capitalized. Items of property sold, retired or otherwise disposed of are removed from the asset and accumulated depreciation accounts and any gains or losses on disposal are reflected in operations. No such losses were recorded in 2020.

Recoverability of long-lived assets: The Company reviews its long-lived assets periodically when impairment indicators exist as required under generally accepted accounting principles. Potential impairment is determined by comparing the carrying value of the assets with expected net cash flows expected to be provided by operating activities of the business or related products. If the sum of the expected future net cash flows is less than the carrying value, an impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the asset.

Warranty: The Company reserves for the estimated cost of product warranties at the time revenue is recognized. We estimate the costs of our warranty obligations based on our warranty policy or applicable contractual warranty, historical experience of known product failure rates, and use of materials and service delivery costs incurred in correcting product failures. Management reviews the estimated warranty liability on a quarterly basis to determine its adequacy.

The following table presents the changes in the Company’s warranty liability for the E&S Segment, included in other accrued liabilities in the combined carve-out balance sheet, which relate to normal product warranties and a five-year obligation to provide for potential future liabilities for certain network equipment sales:

Year Ended
December 31, 2020
Beginning balance	$513,000
Amounts charged to expense	59,000
Actual warranty costs paid	(67,000)
Ending balance	$505,000

Revenue recognition: The E&S Segment recognizes revenue upon delivery of its connectivity infrastructure and data transmission products. To determine when revenue should be recognized, it is important to determine when the transfer of control has occurred. The Company has determined that control transfers for these products upon shipment or delivery to the customer, in accordance with the agreed upon shipping terms. As such, the timing of revenue recognition occurs at a specific point in time. Sales are made directly to customers and through distributors. Payment terms for distributors are consistent with the terms of the Company’s direct customers. The Company records a provision for sales returns, sales incentives and warranty costs at the time of the sale based on historical experience and current trends. See Note 2 for further discussion regarding revenue recognition.

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Research and development: Research and development costs consist primarily of designing, prototyping, and testing of equipment and supplies associated with developing new products and enhancing existing products, including personnel costs, outside testing services, equipment, and supplies. Research and development costs are expensed when incurred and totaled $2,808,000 for year ended December 31, 2020.

Employee Retirement Benefits: The Company has an Employee Savings Plan (401(k)) and matches at its discretion a percentage of employee contributions up to six percent of compensation. Contributions to the plan for the E&S Segment during the year ended December 31, 2020 was $205,000.

Share based compensation: The Company accounts for share based compensation awards on a fair value basis. The estimated grant date fair value of each stock-based award is recognized in income over the requisite service period (generally the vesting period). The estimated fair value of each option is calculated using the Black-Scholes option-pricing model.

Accounting standards issued:

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, “Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments.” The amendments in this update replace the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses. This ASU is intended to provide financial statement users with more decision-useful information about expected credit losses and is effective for annual periods and interim periods for those annual periods beginning after December 15, 2022, which for us is the first quarter ending March 31, 2023. Entities may early adopt beginning after December 15, 2018. We are currently evaluating the impact of the adoption of ASU 2016-13 on our combined financial statements.

NOTE 2 – REVENUE RECOGNITION

In accordance with Accounting Standards Codification (“ASC”) 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration that the Company expects to receive in exchange for these goods or services.

The Company has determined that the revenue recognition for the E&S Segment occurs upon delivery of the Company’s connectivity infrastructure and data transmission products. To determine when revenue should be recognized, it is important to determine when the transfer of control has occurred. The Company has determined that control transfers for these products upon shipment or delivery to the customer, in accordance with the agreed upon shipping terms. As such, the timing of revenue recognition occurs at a specific point in time.

Significant Judgments

To determine the transaction price, the Company estimates the amount of variable consideration at the outset of the contract, depending on the facts and circumstances relative to the contract. The Company may provide credits or incentives to its customers, which are accounted for as either variable consideration or consideration payable to the customer. The Company estimates product returns based on historical return rates. The Company constrains (reduces) the estimates of variable consideration such that it is probable that a significant revenue reversal of previously recognized revenue will not occur throughout the life of the contract. When determining if variable consideration should be constrained, management considers whether there are factors outside the Company’s control that could result in a significant reversal of revenue. In making these assessments, the Company considers the likelihood and magnitude of a potential reversal of revenue. The Company will assess if any incentives it offers to its customer is a consideration payable. The Company accounts for consideration payable to a customer as a reduction of the transaction price, and therefore, of revenue. For contracts with more than one performance obligation, the consideration is allocated between separate products and services based on their stand-alone selling prices. Judgment is required to determine standalone selling prices for each distinct performance obligation. The Company generally determines standalone selling prices based on the actual prices charged to customers and has an established range of amounts that fall within stand-alone selling price for its distinct performance obligations. The Company evaluates this range quarterly.

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Costs to Obtain or Fulfill a Contract

The Company evaluates “Other Assets and Deferred Costs” (ASC 340-40), for the accounting for certain costs to obtain and fulfill contracts (or, in some cases, an anticipated contract) with a customer. ASC 340-40 is applicable only to incremental contract costs, those that an entity would not have incurred if the contract had not been obtained, and requires the capitalization of these costs as well as provides guidance on the amortization and impairment considerations. The Company elects the practical expedient and expenses certain costs to obtain contracts when applicable. There were no material costs to obtain a contract in the year ended December 31, 2020.

Transaction Price Allocated to Future Performance Obligations

To determine the allocation of the transaction price and amounts allocated to the performance obligations, the Company first determined the standalone selling price for each distinct performance obligation in the contract in order to determine the allocations of the transaction price in proportion to the standalone selling price for each performance obligation in the contract in accordance with ASC 606-10-32-31 and 32-33. Judgment is required to determine standalone selling price for each distinct performance obligation. The Company generally determines standalone selling prices based on the actual prices charged to customers and has an established range of amounts that fall within stand-alone selling price for its distinct performance obligations. The Company evaluates this range quarterly.

Practical Expedients and Exemptions

The Company adopted various practical expedients and policy elections related to the accounting for significant finance components, sales taxes, shipping and handling, costs to obtain a contract and immaterial promised goods or services. The practical expedient to disclose the unfulfilled performance obligations was not made as they are expected to be fulfilled within one year.

Disaggregation of revenue

Revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that best reflects the consideration we expect to receive in exchange for those goods or services. In accordance with ASC 606-10-50-5, the following tables present how we disaggregate our revenues.

For the E&S segment, we analyze revenue by region and product group, which is as follows for the year ended December 31, 2020:

Year Ended
December 31, 2020
North America	$29,721,000
International	4,775,000
$34,496,000

December 31, 2020
Intelligent edge solutions	$12,162,000
Traditional products	22,334,000
$34,496,000

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NOTE 3 – LEASES

In accordance with ASC Topic 842, the Company recognizes assets and liabilities for the rights and obligations created by leases that extend more than twelve months from the date of the balance sheet. Right of use (“ROU”) assets represent our right to use an underlying asset for the lease term, while lease liabilities represent our obligation to make lease payments arising from the lease. Lease ROU assets and liabilities are recognized at the commencement date of a lease based on the present value of lease payments over the lease term. Because the rate implicit in each individual lease is not readily determinable, the Company uses its incremental borrowing rate to determine the present value of the lease payments.

The E&S Segment has entered into an operating lease for one office location, which has a remaining lease term of less than 2 years. The lease includes an option to terminate the lease in 2022. As of December 31, 2020, total ROU assets and operating lease liabilities were $129,000 and $116,000, respectively. All operating lease expense is recognized on a straight-line basis over the lease term. The Company recognized $85,000 for the year ended December 31, 2020.

Information related to the Company’s ROU assets and related lease liabilities for the E&S Segment were as follows:

Year Ended
December 31, 2020

Cash paid for operating leases	$85,000

As of
December 31, 2020
Weighted-average remaining lease term	1.6 years
Weighted-average discount rate	4.5%

Maturities of lease liabilities as of December 31, 2020 were as follows:

2021	$91,000
2022	30,000
Total lease payments	121,000
Less imputed interest	(5,000)
Total operating lease liabilities	$116,000

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NOTE 4 - STOCK-BASED COMPENSATION

CSI grants stock-based awards, including stock options, restricted stock awards, and restricted stock units to certain employees, including those of the E&S Segment and other employees that provide services to the E&S Segment. Stock-based compensation expense is measured at the grant date based on the fair value of the award and recognized as expense over the vesting or service period, as applicable, of the stock-based award. Forfeitures are accounted for as they occur.

Share-based compensation expense recognized was $124,000 for the year ended December 31, 2020. Share-based compensation expense is recorded as a part of selling, general and administrative expenses.

NOTE 5 - INVENTORIES

Inventories of the E&S Segment summarized below are priced at the lower of first-in, first-out cost or net realizable value:

December 31
2020
Finished goods	$7,848,000
Raw and processed materials	713,000
$8,561,000

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

E&S Segment’s property, plant and equipment and the estimated useful lives are as follows:

	Estimated	December 31
	useful life	2020
Buildings and improvements	3-40 years	$28,000
Machinery and equipment	3-15 years	2,457,000
Furniture and fixtures	3-10 years	2,645,000
		5,130,000
Less accumulated depreciation		(4,940,000)
		$190,000

NOTE 7 – COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company is exposed to legal actions and claims and incurs costs to defend against these actions and claims. Company management is not aware of any outstanding or pending legal actions or claims that would materially affect the Company’s financial position, results of operations, or cash flows of the E&S Segment.

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NOTE 8 – INCOME TAXES

Income tax expense from continuing operations of the E&S Segment consists of the following:

Year Ended
December 31, 2020
Current year income taxes:
Federal	$244,000
State	7,000
251,000

Deferred income taxes:
Federal	$225,000
State	7,000
232,000

Income tax expense	$483,000

Net2Edge, Ltd., formally known as Transition Networks EMEA, Ltd., operates in the U.K. and is subject to U.K. rather than U.S. income taxes. Net2Edge, Ltd. had pretax losses of $955,000 in 2020. At December 31, 2020, Net2Edge, Ltd.’s net operating loss carry-forward was $9,700,000, of which a full valuation allowance is recorded.

The provision for income taxes varied from the federal statutory tax rate as follows:

Year Ended
December 31, 2020
Tax at U.S. statutory rate	21.0%
State income taxes, net of federal benefit	1.4
Permanent differences	3.4
Foreign income taxes, net	2.0
Effect of change in uncertain tax positions	1.5
Change in valuation allowance	18.7
Other	2.2
Effective tax rate	50.2%

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Deferred tax assets and liabilities related to the following:

December 31
2020
Deferred tax assets:
Allowance for doubtful accounts	$23,000
Inventory	782,000
Accrued and prepaid expenses	194,000
Stock compensation	319,000
Intangible assets	28,000
Foreign net operating loss carry-forwards and credits	1,844,000
Federal and state credits	149,000
Other	5,000

Gross deferred tax assets	3,344,000
Valuation allowance	(1,993,000)

Net deferred tax assets	1,351,000

Deferred tax liabilities
Depreciation	(153,000)

Net deferred tax liability	(153,000)

Total net deferred tax asset	$1,198,000

During 2015, the Company engaged in a research and development tax credit study for the tax years 2011 to 2014. The Company amended prior year tax returns to claim these credits and offset prior year taxes paid. Credits not used to reduce taxes are available to be carried forward. At December 31, 2020, the Company has an estimated state research and development credit carryforward related to the E&S Segment of approximately $210,000.

The Company assesses uncertain tax positions in accordance with ASC 740. Under this method, the Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from these uncertain tax positions are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. The Company’s practice is to recognize interest and penalties related to income tax matters in income tax expense.

Changes in the Company’s uncertain tax positions are summarized as follows:

December 31
2020
Uncertain tax positions – Beginning Balance	$86,000
Gross increases - current period tax positions	14,000
Uncertain tax positions – Ending Balance	$100,000

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Included in the balance of uncertain tax positions at December 31, 2020 are $100,000 of tax benefits that if recognized would affect the tax rate. The Company’s unrecognized tax benefits will be reduced by $0 in the next twelve months due to statute of limitations expirations. There are no other expected significant changes in the Company’s uncertain tax positions in the next twelve months. The Company’s income tax liability accounts included no accruals for interest and penalties at December 31, 2020. The Company’s 2020 income tax expense decreased by $0 due to net decreases for accrued interest and penalties.

NOTE 9 – MAJOR CUSTOMERS AND CONCENTRATION

The E&S Segment manufactures its products in Asia and the United States and makes sales in both the U.S. and international markets. Net long-lived assets held in foreign countries were approximately $49,000 at December 31, 2020.

The customers representing more than 10% of net sales of the E&S Segment is as follows:

Year Ended
December 31, 2020
Customer A	23%
Customer B	21%
Customer C	12%

The customer receivables representing more than 10% of accounts receivables of the E&S Segment were as follows:

December 31
2020
Customer A	17%
Customer B	30%
Customer C	14%
Customer D	13%

NOTE 10 – RELATED PARTY TRANSACTIONS AND EXPENSE ALLOCATION

The E&S Segment has received certain management and administrative services from CSI (referred to as “shared services”) including, but not limited to, accounting and finance, information technology, human resources, and building space for office use and use in operations. The operating costs and expenses associated with these services have been allocated to the E&S Segment on the basis of direct usage when identifiable, with the remainder allocated pro rata based on employee headcount, facility space occupied, or revenue, as applicable. The E&S Segment recognized allocations for shared services for the year ended December 31, 2020 all of which are included in the combined carve-out statements of operations as follows:

Year Ended
December 31, 2020
Cost of sales	$402,000
Selling, general and administrative expenses	2,153,000
Total operating expenses	$2,555,000

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Additionally, CSI primarily uses a centralized approach to cash management and financing of its operations with related activity between the E&S Segment and CSI reflected in “Net Investment in Electronics & Software” within the combined carve-out balance sheets. These transactions include (a) cash deposits from customer payments and other cash receipts that are transferred to CSI on a regular basis, (b) cash contributions from CSI to the E&S Segment, and (c) allocation of CSI’s shared services. Cash and cash equivalents of $303,000 as of December 31, 2020, reflects cash that remained outside of the centralized cash management program.

NOTE 11 – SUBSEQUENT EVENTS

On August 2, 2021, CSI and Lantronix completed the sale by CSI to Lantronix of all of the issued and outstanding stock of CSI’s wholly owned subsidiary, Transition Networks, Inc., and the entire issued share capital of its wholly owned subsidiary, Transition Networks Europe Limited pursuant to the securities purchase agreement dated April 28, 2021.

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